Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20585 and Form S-8 No. 333-03153) pertaining to the Salary Deferral Plan of Ruby Tuesday, Inc. and in the related Prospectus of our report dated June 22, 1998, with respect to the financial statements and supplemental schedules of the Ruby Tuesday, Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

Birmingham, Alabama
June 22, 1998